UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Qualigen Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

________, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Qualigen Therapeutics, Inc. (“Qualigen” or the “Company”) on Thursday, July 13, 2023, at 10:00 a.m., Pacific Daylight Time, at 2042 Corte Del Nogal, Carlsbad, California 92011.

The attached proxy statement describes the business to be conducted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

We hope you can join us at the Annual Meeting. As a stockholder, your participation in the affairs of Qualigen is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend the Annual Meeting, please vote your shares as soon as possible by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or if you requested to receive printed proxy materials, your enclosed proxy card or voting instruction card if you hold your shares through a bank, broker or other financial intermediary.

Our Notice of 2023 Annual Meeting of Stockholders, proxy statement for the Annual Meeting and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Qualigen Therapeutics, Inc.

Sincerely yours,

/s/ Michael S. Poirier
Michael S. Poirier
Chairman and Chief Executive Officer

QUALIGEN THERAPEUTICS, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Please take notice of the following information regarding the 2023 Annual Meeting of Stockholders of Qualigen Therapeutics, Inc. (the “Annual Meeting”):

TIME	10:00 a.m., Pacific Daylight Time, on Thursday, July 13, 2023

PLACE	2042 Corte Del Nogal, Carlsbad, California 92011

ITEMS OF BUSINESS	1.	To elect as directors the seven nominees identified in the proxy statement.

	2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

	3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance to Alpha Capital Anstalt (“Alpha”) of more than 20% of the Company’s issued and outstanding common stock pursuant to the terms and conditions of (a) the 8% Senior Convertible Debenture Due December 22, 2025 in favor of Alpha, and (b) the Company’s common stock purchase warrant dated December 22, 2022 issued to Alpha; and

	4.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment or postponement thereof if you were a stockholder at the close of business on May 22, 2023.

ANNUAL REPORT	Our 2022 Annual Report on Form 10-K is a part of our proxy materials being made available to you.

We are utilizing a U.S. Securities and Exchange Commission Rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information. If you have received a Notice of Internet Availability of Proxy Materials and you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card (as instructed in the Notice of Internet Availability of Proxy Materials) to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other financial intermediary. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable and voting your shares at the Annual Meeting will automatically revoke any prior vote by proxy.

By Order of the Board of Directors

/s/ Michael S. Poirier
Michael S. Poirier
Chairman and Chief Executive Officer

________, 2023

Qualigen Therapeutics, Inc.

Proxy Statement for 2023 Annual Meeting of Stockholders

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Q:	When and where is the 2032 Annual Meeting of Stockholders?

A:	The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, July 13, 2023 at 10:00 a.m., Pacific Daylight Time, at 2042 Corte Del Nogal, Carlsbad, California 92011.

Q:	Why is the Company providing these proxy materials?

A:	The Board of Directors of Qualigen Therapeutics, Inc. (“Qualigen,” the “Company,” “we,” “our,” or “us,” as the context requires) is soliciting proxies to be voted at the Annual Meeting. When we ask for your proxy, we must provide you with a proxy statement and other proxy materials that contain certain information specified by law.

Q:	What proxy materials are being made available to stockholders?

A:	The proxy materials consist of: (1) the Notice of 2023 Annual Meeting of Stockholders; (2) this proxy statement; and (3) Qualigen’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”).

If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:	We are utilizing a U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a Notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice or contact your bank, broker or other financial intermediary if you hold your shares beneficially in street name.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.

Q:	When were the proxy materials first sent or made available to stockholders?

A:	The Notice was first mailed to stockholders on or about ______, 2023. Once the Notice is received, stockholders have the option of (1) accessing the proxy materials, including instructions on how to vote online; or (2) requesting that the proxy materials be sent to the stockholder in printed form by mail or electronically by email. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:	How can I access the proxy materials over the Internet?

A:	The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares on the Internet and obtain printed or electronic copies of the proxy materials. An electronic copy of the proxy materials is available at www.proxyvote.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at the Annual Meeting:

●	The election of the seven nominees named herein to the seven seats on the Board of Directors (Proposal 1);

●	The ratification of the appointment of Baker Tilly US, LLP as Qualigen’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);

●	The approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance to Alpha Capital Anstalt (“Alpha”) of more than 20% of the Company’s issued and outstanding common stock pursuant to the terms and conditions of (a) the 8% Senior Convertible Debenture Due December 22, 2025 in favor of Alpha, and (b) the Company’s common stock purchase warrant dated December 22, 2022 issued to Alpha (the “Alpha Stock Issuance Proposal”) (Proposal 3); and

●	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 4).

The stockholders will also be asked to consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the Board of Directors’ voting recommendations?

A:	The Board of Directors recommends that you vote your shares:

●	FOR the election of each of the seven nominees named herein to the seven seats on the Board of Directors (Proposal 1);

●	FOR the ratification of the appointment of Baker Tilly US, LLP as Qualigen’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);

●	FOR the Alpha Stock Issuance Proposal (Proposal 3); and

●	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 4).

Q:	What shares may I vote?

A:	You may vote all shares of common stock, par value $0.001 per share, of the Company that you owned as of the close of business on May 22, 2023 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the Record Date.

Each share of common stock is entitled to one vote. As of the Record Date, there were 5,052,463 shares of our common stock outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record

If your shares are registered directly in your name with Qualigen’s transfer agent, Equiniti Trust Company (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to Qualigen or to vote your shares in person at the Annual Meeting.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank, broker or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

Q:	May I attend the Annual Meeting in person?

A:	You are invited to attend the Annual Meeting in person and we encourage all stockholders of Qualigen to attend the Annual Meeting in person.

Be prepared to comply with our security and safety procedures for the Annual Meeting, which will include the following: (a) a requirement that stockholders attending the Annual Meeting present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting; (b) a rule that no cameras, computers, recording equipment, other similar electronic devices, signs or placards will be permitted in the Annual Meeting; (c) a rule that the use of mobile phones, tablets, laptops and similar electronic devices during the Annual Meeting is prohibited, and that such devices must be turned off and put away before entering the meeting room; and (d) a rule that by attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting (copies of which will be distributed to attendees at the meeting).

Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote shares you hold directly in your name as the stockholder of record in person by written ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may vote your shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker or other financial intermediary (i.e., the stockholder of record) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the Notice so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, and duly voting your shares at the Annual Meeting will automatically revoke any prior proxy vote.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you hold your shares directly, you may vote by granting a proxy by one of the following methods:

On the Internet—You may vote online at www.proxyvote.com by following the instructions provided in the Notice. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. Eastern Daylight Time on July 12, 2023.

By Telephone—You may vote by telephone by dialing (800) 690-6903. (You will need to have your control number with you.) Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. Eastern Daylight Time on July 12, 2023.

By Mail—The Notice includes instructions on how to request the proxy materials (including a proxy card) in printed form by mail or electronically by email. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope so as to be received by [_____], 2023. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

If you are the beneficial owner of shares held in street name, you may instruct your bank, broker or other financial intermediary to vote your shares by following the instructions provided by your bank, broker or other financial intermediary. Most intermediaries offer voting by mail, by telephone and on the Internet.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time before the vote at the Annual Meeting.

If you hold your shares directly, you must (a) file with the Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy by telephone, on the Internet, or by mail, or (c) vote your shares in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Transfer Agent before the Annual Meeting or unless you actually vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time before its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or other financial intermediary. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until 11:59 p.m. Eastern Daylight Time on July 12, 2023.

Q:	How are votes counted?

A:

In the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD AUTHORITY” for each of the respective nominees. Votes that are withheld will not be included in the vote tally for the election of directors.

For the proposals to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2), to approve the Alpha Stock Issuance Proposal (Proposal 3), and to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 4), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares by proxy, but do not indicate your voting preferences as to one or more of the proposals, the persons named as proxies by our Board of Directors, Michael Poirier and Christopher Lotz (the “Named Proxies”), will vote your shares in accordance with the recommendations of the Board of Directors.

If you are a beneficial owner and you have not provided voting instructions to your bank, broker or other financial intermediary, such firm may exercise discretion to vote your shares with respect to the ratification of the appointment of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), to approve the Alpha Stock Issuance Proposal (Proposal 3) or to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal 4), resulting in a “broker non-vote” with respect to these matters. See “What is a broker non-vote?” below for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	Pursuant to our Amended and Restated Bylaws, the presence, in person or by proxy, of the holders of shares of the outstanding capital stock of the Company representing at least 35% of the votes entitled to be voted at a meeting of stockholders is required to transact business at the Annual Meeting (a “quorum”). Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors (Proposal 1), the seven nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a plurality vote.

The ratification of the appointment of our independent registered accounting firm (Proposal 2), the approval of the Alpha Stock Issuance Proposal (Proposal 3) and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 4) will each require the affirmative vote of a majority of votes cast by the shares of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter, provided a quorum is present.

Q:	What happens if I abstain from voting?

A:	If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and, therefore, they will have no effect on the outcome of Proposals 1, 2, 3 or 4.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of the appointment of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the approval of the Alpha Stock Issuance Proposal (Proposal 3), and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of any of the proposals to be considered at the Annual Meeting.

Q:	Will I have dissenters’ rights?

A:	No. No dissenters’ rights are available under the Delaware General Corporation Law, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this proxy statement and a proxy card). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting. You can read the Current Report on Form 8-K on our website or on the SEC’s EDGAR website.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 32.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

Our Board of Directors currently consists of seven members, each of whose current term of office as a director expires at the Annual Meeting. Biographical information with respect to our director nominees is provided below.

Our directors hold office for one year or until their respective successors have been duly elected or until their death, resignation or removal. Our amended and restated bylaws provide that the authorized number of directors comprising our Board of Directors will be fixed, from time to time, by a majority of the total number of directors.

There are no family relationships among any of our directors or executive officers. There is no arrangement or understanding between any director and any other person pursuant to which the director was selected.

Name	Position with the Company	Age	Director Since
Michael Poirier	Chairman and Chief Executive Officer	67	2020
Amy Broidrick	President, Chief Strategy and Operating Officer and Director	65	2020
Richard David	Director	63	2020
Sidney Emery, Jr.	Director	76	2020
Matthew Korenberg	Director	48	2020
Kurt Kruger	Director	67	2020
Ira Ritter	Director	74	2008

Michael S. Poirier. Mr. Poirier founded the Qualigen business in 1996 and is its Chairman and Chief Executive Officer. Before founding Qualigen, Mr. Poirier had relevant operating, marketing and sales positions with Ashirus Technologies, Inc., EnSys, Inc., Sanofi Pasteur and Abbott Laboratories, Inc. Before working at Abbott, Mr. Poirier served as an officer in the United States Navy, assigned to the US Atlantic Fleet. Mr. Poirier holds a B.A. from Providence College and attended the University of Zürich, Switzerland, School of Law.

Mr. Poirier’s commitment to our strategic goals, his long experience leading our company and his deep knowledge of its technologies and business contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Amy S. Broidrick. Ms. Broidrick has served as our President, Chief Strategy and Operating Officer since February 2023. She previously served as our President and Chief Strategy Officer since December 2021, and Executive Vice President/Chief Strategy Officer since December 2020. From 2016 to July 2020, Ms. Broidrick served as Senior Vice President, Global Head of Corporate Development of Viking Therapeutics, Inc. (Nasdaq: VKTX), a clinical-stage biopharmaceutical company. Before that, she was Vice President, Head of Global Marketing Excellence and Business Innovation with EMD Serono (part of Merck KGaA). Earlier, she was Vice President, Head of Marketing and Commercialization at Arena Pharmaceuticals, Inc., and had significant roles and responsibilities at Merck & Co., Inc. and G.D. Searle & Company.

Ms. Broidrick’s executive experience with large and smaller public companies in the therapeutics industry contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Richard A. David, MD FACS. Dr. David serves as Chief Medical Officer for the Los Angeles Division of Genesis Healthcare Partners, the largest urology group in Southern California. He also serves as medical director for Genesis’ Advanced Prostate Cancer Center of Excellence. In addition, Dr. David serves as Clinical Professor of Urology for the David Geffen School of Medicine at UCLA. Dr. David obtained his undergraduate education at Stanford University and his medical degree at Thomas Jefferson University in Philadelphia. He also holds a Master’s degree in Medical Management (MMM) from the Marshall School of Business at the University of Southern California. He trained in general surgery and completed his urology residency at UCLA Medical Center in Los Angeles. Dr. David is a fellow of the American College of Surgeons.

Dr. David’s experience as an executive of a large healthcare organization, including his background as a medical doctor, contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Sidney W. Emery, Jr. Mr. Emery acquired Supply Chain Services in 2010 and, as its Chief Executive Officer, grew it into a premier provider of automatic identification and data capture and factory automation solutions before selling the business to Sole Source Capital LLC in May 2020. Before Supply Chain Services, he served as Chairman and Chief Executive Officer of MTS Systems Corporation (Nasdaq-GS: MTSC), a leading global supplier of mechanical testing systems and high-performance industrial position sensors. Mr. Emery served on the Board of Directors of Allete, Inc. (NYSE: ALE), a Minnesota-based utilities and energy company, from 2006 to 2018. Mr. Emery chairs the University of St. Thomas School of Engineering Board of Governors. Mr. Emery holds a PhD in Industrial Engineering from Stanford University and a B.S. in Engineering from the US Naval Academy. He served for 10 years in the US Navy (including on gunboats in Vietnam).

Mr. Emery’s extensive board service with and executive leadership of major companies contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Matthew E. Korenberg. Mr. Korenberg has served as President and Chief Operating Officer of Ligand Pharmaceuticals Incorporated (Nasdaq: LGND), a biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines, since November 2022, and before that as Executive Vice President, Finance and Chief Financial Officer of Ligand Pharmaceuticals Incorporated since August 2015. Before joining Ligand, commencing in September 2013, Mr. Korenberg was the founder, Chief Executive Officer and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Before founding NeuroCircuit Therapeutics, Mr. Korenberg was a Managing Director and member of the healthcare investment banking team at Goldman Sachs from July 1999 through August 2013. During his 14 year tenure at Goldman Sachs, Mr. Korenberg was focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. Before Goldman Sachs, Mr. Korenberg was a healthcare investment banker at Dillon, Read & Co. Inc. where he spent two years working with healthcare companies in the biotechnology and pharmaceutical sectors and industrial companies. Mr. Korenberg holds a B.B.A. in Finance and Accounting from the University of Michigan.

Mr. Korenberg’s financial and accounting expertise, his experience as chief financial officer of a large public biopharmaceutical company and his investment banking background contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Kurt H. Kruger. Mr. Kruger has enjoyed a 30-year career in medical technology. His deep involvement in the field has ranged from product design and development as a biomedical engineer to raising capital for, and following, publicly traded medical product companies as an equities research analyst. As a marketing manager at Guidant, now a part of Boston Scientific, he developed the launch plans for the first-ever implantable defibrillator. As a securities analyst he showed perspicuity leading Hambrecht & Quist in providing venture funds for, and then taking public, Ventritex, which was later acquired by St. Jude Medical. After Hambrecht & Quist, Mr. Kruger worked as an analyst for Montgomery Securities and Bank of America. Across 20 years of research work, Mr. Kruger has overseen the IPOs of over 30 medical products companies, including leadership of the Life Sciences banking effort for WR Hambrecht & Co. Mr. Kruger received a Sc.B. degree in Biomedical Engineering from Brown University; a Master’s degree in Bioengineering from the University of Michigan; and a business degree (S.M.) from the Sloan School at the Massachusetts Institute of Technology (MIT). He also completed the premedical post-baccalaureate program at Columbia University.

Mr. Kruger’s long experience in investment banking and securities analysis with a life sciences focus contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Ira E. Ritter. Mr. Ritter served as Co-Founder, Chief Strategic Officer and Executive Chairman of our predecessor, Ritter Pharmaceuticals, Inc., from its inception in 2004 through the formation of Ritter Pharmaceuticals, Inc. in 2008 and served in those positions with Ritter Pharmaceuticals, Inc. from 2008 until the May 22, 2020 reverse recapitalization transaction (the “Reverse Recapitalization Transaction”) in which Ritter Pharmaceuticals, Inc. changed its name to Qualigen Therapeutics, Inc. Mr. Ritter has extensive experience creating and building diverse business enterprises and since 1987 through Andela Corporation, of which he is the CEO, has provided corporate management, strategic planning and financial consulting for a wide range of market segments including; health product related national distribution and private label production, television and publishing. He assisted taking Ritter Pharmaceuticals, Inc. public on Nasdaq and Martin Lawrence Art Galleries public on the New York Stock Exchange. Since 2010, Mr. Ritter has also acted as a managing partner of Stonehenge Partners, LLC. Mr. Ritter has a long history of public service that includes appointments by three Governors to several State of California Commissions including eight years as Commissioner on the California Prison Industry Authority.

Mr. Ritter’s experience as an entrepreneur and chairman of a publicly traded development-phase therapeutics company contributed to our Board of Directors’ conclusion that he should serve as a director of our company. Mr. Ritter continued his service on our Board of Directors, by agreement in connection with the Reverse Recapitalization Transaction, as the designated legacy member from the pre-Reverse Recapitalization Transaction public-company board of directors.

Board of Directors Leadership Structure

Michael Poirier, our chief executive officer, also serves as chairman of the Board of Directors. Our Board of Directors has determined that having the same person fill both roles is appropriate at this time given the early stage of our business and that separating the roles could add inefficiencies without bringing meaningful advantages for our stockholders.

Director Independence

Under Nasdaq’s continued listing requirements, a majority of a listed company’s board of directors must be comprised of independent directors, subject to certain exceptions. In addition, Nasdaq’s continued listing requirements require that, subject to certain exceptions, each member of a listed company’s audit, compensation and governance and nominating committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq’s continued listing requirements, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors determined that, as of the date of this proxy statement, each of Messrs. David, Emery, Korenberg, Kruger and Ritter are independent under the applicable rules and regulations of Nasdaq. In making such determinations, the Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence.

Board of Directors’ Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on third parties, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no therapeutics manufacturing experience, having no therapeutics marketing or sales capability or experience and dependence on key personnel, as more fully discussed under “Risk Factors” in our 2022 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.qualigeninc.com.

Audit Committee. The current members of our Audit Committee are Mr. Kruger (Chair), Mr. Emery, and Mr. Korenberg, each of whom was determined by our Board of Directors to be independent under Rule 10A-3 under the Exchange Act and the continued listing requirements of Nasdaq, and to satisfy the other continued listing requirements of Nasdaq for audit committee membership. The Company has identified Matthew Korenberg as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K, and has determined that he has the requisite level of financial sophistication required by the continued listing requirements of Nasdaq; this identification does not constitute a determination that other members of the Audit Committee would not also be able to qualify as an “audit committee financial expert.”

Under the Audit Committee charter, our Audit Committee is responsible for the following actions, among others:

●	appointing and retaining the independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope of and the results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing and discussing with management and the independent auditors our financial reporting processes, internal control over financial reporting and disclosure controls and procedures;

●	reviewing, approving and overseeing transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters or internal control over financial reporting; and

●	preparing the report of the Audit Committee that SEC rules require to be included in our annual meeting proxy statement.

Compensation Committee. The current members of our Compensation Committee are Dr. David (Chair), Mr. Emery and Mr. Korenberg, each of whom was determined by our Board of Directors to be independent under the continued listing requirements of Nasdaq.

Under the Compensation Committee charter, our Compensation Committee is responsible for the following actions, among others:

●	determining and approving the compensation of our chief executive officer and our other executive officers, subject to review and ratification by the full Board of Directors;

●	administering our incentive compensation plans and equity-based plans;

●	reviewing, approving and recommending to the Board of Directors any employment agreements and any severance arrangements or plans; and

●	reviewing director compensation for board and board committee service at least once a year and recommending any changes to the Board of Directors.

To determine executive compensation, the Compensation Committee, with input from the Chief Executive Officer and other members of senior management (who do not participate in the deliberations regarding their own compensation), reviews, at least annually, and makes recommendations to the Board of Directors as to appropriate compensation levels for each executive officer of the Company. The Compensation Committee considers all factors it deems relevant in setting executive compensation.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter, but only after taking into account certain factors prescribed by Nasdaq bearing on the consultant’s independence. There is no requirement, however, that a compensation consultant be independent.

The Compensation Committee did not engage a compensation consultant for 2023, but did engage Radford (which is part of Aon Hewitt, a business unit of Aon plc) as its compensation consultant for 2022.

The Compensation Committee identified and selected Radford based on their reputation and experience consulting companies in the life sciences industry. In 2022, Radford assisted the Compensation Committee in:

●	reviewing and refining a peer group of companies for market assessment;

●	conducting a competitive compensation assessment (with recommendations) for compensation of the senior management team; and

●	conducting a competitive compensation assessment (with recommendations) for compensation of the Board of Directors;

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Emery (Chair), Dr. David and Mr. Korenberg, each of whom was determined by our Board of Directors to be independent under the continued listing requirements of Nasdaq.

Under the Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee is responsible for the following actions, among others:

●	identifying, screening and making recommendations to the Board of Directors regarding director nominees and Board of Directors committee composition;

●	overseeing our corporate governance practices and making recommendations to the Board of Directors regarding any changes to our corporate governance framework; and

●	overseeing the evaluation of our Board of Directors and its committees.

Director Nominations

Director nominees are considered by our Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to our Board of Directors must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. The Nominating and Corporate Governance Committee will consider nominees identified by the Nominating and Corporate Governance Committee or the Board of Directors, by stockholders, or through other sources. When current directors are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior contributions and performance as well as the composition of our Board of Directors as a whole, including whether the Board of Directors reflects the appropriate balance of desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating and Corporate Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

It is our Nominating and Corporate Governance Committee’s responsibility to consider stockholders’ proposed nominees for election as directors that are nominated in accordance with our certificate of incorporation and our bylaws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company by no later than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting of stockholders, nor earlier than the close of business of the 120th day before the first anniversary of the preceding year’s annual meeting of stockholders. The notice must set forth any and all of the information required by the Company’s bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the same deadline under the Company’s advance notice bylaws, as described above.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for determining the qualifications, qualities, skills, and other expertise required to be a director and is responsible for developing, and recommending to the Board of Directors for its approval, criteria to be considered in selecting nominees for director. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account such criteria.

In our director nominations, we strive to not discriminate in favor of or against anyone on the basis of race, age, sex, gender, sexual orientation, religion, disability, ethnicity, or membership in or identification with underrepresented communities.

Set forth below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (As of May 15, 2023)
Total Number of Directors:	7
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	4		2
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				2

Meetings and Attendance

The Board of Directors held five meetings in 2022; the Audit Committee held four meetings in 2022; and the Compensation Committee held two meetings in 2022. The Nominating and Corporate Governance Committee did not meet in 2022. Each director who served as a director of the Company during 2022 participated in 75% or more of the meetings of the Board of Directors and of the committees on which he or she served during the year ended December 31, 2022 (during the period that such director served).

At each regular meeting of the Board of Directors, the independent directors meet in private without members of management.

We encourage all of our directors to attend our annual meeting of stockholders. Two directors attended our 2022 annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is reviewed periodically and amended as necessary and is available on our website at www.qualigeninc.com. Any amendments to the code of business conduct and ethics, or any waivers of its requirements that apply to our principal executive officer, principal financial officer or principal accounting officer, will be disclosed on our website.

Stockholder Communications with the Board of Directors

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board of Directors has not deemed it necessary to establish such a process at this time. Historically, almost all communications that the Company receives from security holders are administrative in nature and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director, as the case may be.

Certain Relationships and Related Party Transactions

Our Audit Committee is responsible for reviewing, approving and overseeing any transaction between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their respective immediate family members, where the amount involved exceeds the lesser of (i) $120,000 and (ii) 1% of the average of our total assets at year-end for the prior two fiscal years. Since January 1, 2021, there have been no such transactions except as described below.

Transactions with Alpha Capital Anstalt

On May 26, 2022, the Company acquired 2,232,861 shares of Series A-1 Preferred Stock of NanoSynex, Ltd. (“NanoSynex”) from Alpha, a related party, in exchange for 350,000 reverse split adjusted shares of the Company’s common stock and a prefunded warrant to purchase 331,464 reverse split adjusted shares of the Company’s common stock at an exercise price of $0.001 per share. These warrants were subsequently exercised on September 13, 2022.

As a result of the transaction described above and our concurrent acquisition of 381,786 newly authorized Series B preferred shares of NanoSynex, nominal value NIS 0.01 per share, we acquired a majority interest in NanoSynex on May 26, 2022. On April 13, 2021, September 14, 2021 and November 9, 2021, NanoSynex issued unsecured promissory notes to Alpha for an aggregate amount of approximately $905,000, which accrue interest at an annual rate of 2.62% compounded daily (the “NanoSynex Notes”). Since January 1, 2021, the largest aggregate amount of principal outstanding under the NanoSynex Notes was approximately $905,000. The total amount outstanding under the NanoSynex Notes as of March 31, 2023 was approximately $959,000. Since January 1, 2021, no principal or interest has been repaid to Alpha under the NanoSynex Notes.

On December 22, 2022, the Company issued to Alpha, an 8% Senior Convertible Debenture (the “Debenture”) in the aggregate principal amount of $3,300,000 for a purchase price of $3,000,000 pursuant to the terms of a Securities Purchase Agreement, dated December 21, 2022. The Debenture is convertible, at any time, and from time to time, at Alpha’s option, into shares of common stock of the Company, at a price equal to $1.32 per share, subject to adjustment as described in the Debenture and other terms and conditions described in the Debenture, including the Company’s receipt of the necessary stockholder approvals. Additionally, on December 22, 2022, the Company issued to Alpha Capital a liability classified warrant to purchase 2,500,000 shares of the Company’s common stock. The exercise price of the warrant is $1.65 (equal to 125% of the conversion price of the Debenture on the closing date). The warrant may be exercised by Alpha, in whole or in part, at any time on or after June 22, 2023 and before June 22, 2028, subject to certain terms conditions described in the warrant, including the Company’s receipt of the necessary stockholder approvals.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of our common stock, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to such persons were met in a timely manner, except as described below.

Each of Michael Poirier, Amy Broidrick, Christopher Lotz, Shishir Sinha, Wajdi Abdul-Ahad, Tariq Arshad, Richard David, Sidney Emery, Jr., Matthew Korenberg, Kurt Kruger and Ira Ritter filed one late Form 4 report with respect to a grant of stock options that each of them received on July 11, 2022 as follows (all options adjusted for the 1-for-10 reverse split effected by the Company on November 20, 2022): Michael Poirier (37,500 options), Amy Broidrick (13,000 options), Christopher Lotz (10,000 options), Shishir Sinha (10,000 options), Wajdi Abdul-Ahad (8,000 options), Tariq Arshad (10,200 options), Richard David (4,000 options), Sidney Emery, Jr. (4,000 options), , Matthew Korenberg (4,000 options), Kurt Kruger (4,000 options) and Ira Ritter (4, 000 options).

EXECUTIVE Officers

The following table sets forth information about our current executive officers.

Name	Age	Position with the Company
Michael Poirier	67	Chairman and Chief Executive Officer
Amy Broidrick	65	President, Chief Strategy and Operating Officer
Christopher Lotz	58	Chief Financial Officer, Vice President of Finance
Tariq Arshad	53	Chief Medical Officer and Senior Vice President

Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors or executive officers. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

For the biographies of Mr. Poirier and Ms. Broidrick, please see the section above titled “The Board of Directors”.

Christopher L. Lotz | Chief Financial Officer, Vice President of Finance. Mr. Lotz joined Qualigen as Director of Finance in 2002 and was promoted to his current role of Chief Financial Officer, Vice President of Finance in 2003. Before joining Qualigen, Mr. Lotz spent the previous 15 years serving in financial leadership positions with Bexcom, an Asian-based software developer, California Furniture Collections, Inc., a custom furniture manufacturer, and Group Publishing, Inc., an educational media publisher. Mr. Lotz holds a B.S. in Business Administration from Colorado State University.

Tariq Arshad, MD, MBA | Chief Medical Officer and Senior Vice President. Dr. Arshad brings more than 20 years of biotech and pharmaceutical experience to Qualigen. He is an oncologist with expertise in both early and late-stage clinical development at several leading and emergent biopharmaceutical companies. Prior to joining Qualigen in May 2021, Dr. Arshad was Global Head of Medical Affairs and Clinical Research with Becton Dickinson Biosciences in San Jose, California from 2019-2021, where he led a team of MDs and PHDs driving scientific strategy for a cutting-edge immuno-oncology focused portfolio. From 2018-2019, Dr. Arshad served as Head of Medical Affairs, Immunology, Global Markets for Sanofi Genyzyme, and Chief Medical Officer, Head of Clinical Research and Medical Affairs for Humanigen, Inc. from 2016-2018. Prior to that, he held leadership positions with XOMA Corporation, Genentech, Inc., Merck & Co., Inc., and Pfizer Inc. Dr. Arshad holds a M.B.B.S (Bachelor of Medicine, Bachelor of Surgery) from University of Punjab, MD from Educational Commission for Foreign Medical Graduates (ECFMG), and a M.B.A. degree from George Washington University.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table (2022 and 2021)

The following table sets forth the compensation paid to or earned by our named executive officers for the periods presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael Poirier, Chairman and Chief Executive Officer	2022	575,000	—	145,274	8,180	728,454
	2021	517,788	218,740	—	5,751	742,279

Amy Broidrick, President and Chief Strategy Officer	2022	450,000	—	50,359	7,642	508,001
	2021	403,077	155,000	296,170	4,055	858,302

Tariq Arshad, Chief Medical Officer and Senior Vice President (3)	2022	400,000	—	39,512	138	439,650
	2021	253,846	80,212	430,569	69	764,696

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted during 2022 and 2021, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in the 2022 Annual Report. These amounts do not reflect the actual economic value that may be realized by the executive officers upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Represents life insurance premiums paid by us for each named executive officer in addition to 401(k) matching contributions paid by us for Mr. Poirier and Ms. Broidrick.

(3)	Dr. Arshad joined Qualigen in May 2021.

Executive Employment Agreements

Employment Agreement with Michael Poirier

Mr. Poirier, is party to an Executive Employment Agreement with Qualigen dated February 1, 2017, as amended January 9, 2018 (the “Poirier Employment Agreement”). The Poirier Employment Agreement had an initial three-year term and is now automatically renewed for successive one-year periods unless either party gives notice of nonrenewal at least 90 days before the end of such a one-year period.

Under the terms of the Poirier Employment Agreement, Mr. Poirier is entitled to an annual base salary of at least $315,000, is eligible to participate in the Company’s bonus plans, benefit programs and medical benefits, is eligible for certain event-based bonuses (including for “Liquidity Event” acquisition transactions), and is entitled to four weeks of vacation per year. If Mr. Poirier’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the Poirier Employment Agreement), and he provides a general release to the Company, he will be entitled to one year of salary continuation plus the cost of COBRA coverage continuation for such one year period. In May 2021, our Board of Directors and the Compensation Committee increased Mr. Poirier’s annual base salary to $575,000. On January 13, 2023, the Company’s Board of Directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the base salaries of all executive officers of the Company. Accordingly, on January 16, 2023, Mr. Poirier’s base salary was reduced to $460,000.

Employment Agreement with Amy Broidrick

Upon her promotion to the position of President and Chief Strategy Officer in December 2021, Ms. Broidrick is party to an Executive Employment Agreement with Qualigen dated December 10, 2021 (the “Broidrick Employment Agreement”). The Broidrick Employment Agreement had an initial term expiring on April 30, 2022 and is now automatically renewed for successive one-year periods unless either party gives notice of nonrenewal at least 90 days before the end of such a one-year period.

Under the terms of The Broidrick Employment Agreement, Ms. Broidrick is entitled to an annual base salary of at least $450,000, is eligible to participate in the Company’s bonus plans, benefit programs and medical benefits, is eligible for certain event-based bonuses, and is entitled to four weeks of vacation per year. If Ms. Broidrick’s employment is terminated without Cause or she resigns for Good Reason (as such terms are defined in the Broidrick Employment Agreement), and she provides a general release to the Company, she will be entitled to one year of salary continuation plus the cost of COBRA coverage continuation for such one year period. On January 13, 2023, the Board of Directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the base salaries of all executive officers of the Company. Accordingly, on January 16, 2023, Ms. Broidrick’s base salary was reduced to $360,000.

The following definitions are used in each of the Employment Agreements described above:

“Cause” means any of the following: (i) a material breach by the employee of any of the trade secret/proprietary information, confidential information of intellectual property ownership sections of the Employment Agreement; (ii) a material breach by the employee of any other provision of the Employment Agreement, if such material breach (if susceptible to cure) has continued uncured for a period of at least 15 days following delivery by Qualigen to the employee of written notice of such material breach; (iii) fraud, dishonesty or other breach of trust whereby the employee obtains personal gain or benefit at the expense of or to the detriment of Qualigen or any of Qualigen’s subsidiaries or affiliates; (iv) a conviction of or plea of nolo contendere or similar plea by the employee of any felony; (v) a conviction of or plea of nolo contendere or similar plea by of any other crime involving theft, misappropriation of property, dishonesty or moral turpitude; (vi) a willful and material violation of applicable law by the employee in connection with the performance of his/her duties under the Employment Agreement; (vii) chronic or repeated substance abuse by the employee, or any other use by the employee of alcohol, drugs or illegal substances in such a manner as to interfere with the performance of his/her material duties hereunder; or (viii) failure to comply with the lawful directions of Qualigen’s Board of Directors which are otherwise consistent with the terms of this Agreement, which failure has continued for a period of at least 10 days after delivery by Qualigen to the employee of written demand by Qualigen’s Board of Directors.

“Good Reason” means the occurrence of any of the following circumstances, without the employee’s express consent: the employee resigns due to (i) a material reduction of the employee’s title or authority, (ii) a material reduction in the employee’s salary or benefits (other than a reduction that generally applies to the officers at the employee’s level in Qualigen or, as applicable, after a transaction in which Qualigen or substantially all its assets is acquired, in the successor entity at that time), (iii) any material breach of this Agreement by Qualigen which is not cured within 30 days after written notice by the employee; or (iv) a change of the principal non-temporary location in which the employee is required to perform the employee’s services to any location exceeding 35 miles from Carlsbad, California. In no event shall a resignation be considered to be with Good Reason unless the resignation occurs after but within 30 days after the initiation of the item of Good Reason.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements.

Offer Letter with Tariq Arshad

Under the terms of his offer letter with the Company, dated May 17, 2021, Dr. Arshad is entitled to an annual base salary of at least $400,000. He received a cash signing bonus of $25,000 when he joined the Company, is eligible to receive annual cash bonuses equal to an amount up to 40% of his annualized base salary, and is entitled to four weeks of vacation per year. Under the terms of his offer letter, if Dr. Arshad’s employment is terminated without Cause or he resigns for Good Reason, and he provides a general release to the Company, he will be entitled to 180 days of salary continuation plus the cost of COBRA coverage continuation for such 180 day period. On January 13, 2023, the Board of Directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the base salaries of all executive officers of the Company. Accordingly, on January 16, 2023, Mr. Arshad’s annual base salary was reduced to $320,000.

Stock Incentive Plan

The material terms of our 2020 Stock Equity Incentive Plan (as amended, the “2020 Plan”) are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2020 Plan, which is filed as an exhibit to the Original Report and incorporated herein by reference.

Authorized Shares. We have reserved an aggregate of 755,702 shares of our common stock for issuance under the 2020 Plan. The number of shares is subject to adjustment in the event of any recapitalization, stock split, reclassification, stock dividend or other change in our capitalization. In addition, the following shares of our common stock will be available for grant and issuance under the 2020 Plan:

●	shares subject to stock options or stock appreciation rights (“SARs”), granted under the 2020 Plan that cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR;

●	shares subject to awards granted under the 2020 Plan that are subsequently forfeited or repurchased by us at the original issue price;

●	shares subject to awards granted under the 2020 Plan that otherwise terminate without shares being issued;

●	shares surrendered, canceled, or exchanged for cash or a different award (or combination thereof); and

●	shares subject to awards under the 2020 Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award.

Plan Administration. The 2020 Plan will be administered by our Compensation Committee or by our Board of Directors acting in place of our Compensation Committee. Our Compensation Committee will have the authority to construe and interpret the 2020 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2020 Plan.

Awards and Eligible Participants. The 2020 Plan authorizes the award of stock options, stock appreciation rights, restricted stock unit, performance awards and stock bonuses. The 2020 Plan provides for the grant of awards to our employees, directors, consultants and independent contractor service providers, subject to certain exceptions. No non-employee director may be granted awards under the 2020 Plan in any calendar year that, taken together with any cash fees paid by us to such non-employee director during such calendar year, exceed $5,000,000 (calculating the value of any award based on the grant date fair value determined in accordance with GAAP). No more than 98,000,000 shares of our common stock will be issued under the 2020 Plan pursuant to the exercise of incentive stock options.

Stock Options. The 2020 Plan permits us to grant incentive stock options and non-qualified stock options. The exercise price of stock options will be determined by our Compensation Committee, and may not be less than 100% of the fair market value of our common stock on the date of grant. Our Compensation Committee has the authority to reprice any outstanding stock option (by reducing the exercise price, or canceling the stock option in exchange for cash or another equity award) under the 2020 Plan without the approval of our stockholders. Stock options may vest based on the passage of time or the achievement of performance conditions in the discretion of our compensation committee. Our Compensation Committee may provide for stock options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of stock options granted under the 2020 Plan is 10 years.

Stock Appreciation Rights. SARs provide for a payment to the holder, in cash or shares of our common stock, based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price on the date of grant, up to a maximum amount of cash or number of shares. SARs may vest based on the passage of time or the achievement of performance conditions in the discretion of our Compensation Committee. Our Compensation Committee has the authority to reprice any outstanding SAR (by reducing the exercise price, or canceling the SAR in exchange for cash or another equity award) under the 2020 Plan without the approval of our stockholders.

Restricted Stock Awards. A restricted stock award represents the issuance to the holder of shares of our common stock, subject to the forfeiture of those shares in the event of failure to achieve certain performance conditions or termination of employment. The purchase price, if any, for the shares will be determined by our Compensation Committee. Unless otherwise determined by the administrator at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to us or can be repurchased by us.

Restricted Stock Units. Restricted stock units (“RSUs”) represent the right on the part of the holder to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right in the event of failure to achieve certain performance conditions or termination of employment. If a RSU has not been forfeited, then, on the specified date, we will deliver to the holder of the RSU shares of our common stock, cash or a combination of cash and shares of our common stock, as previously determined by the Compensation Committee at the time of the award.

Performance Awards. Performance awards cover a number of shares of our common stock that may be settled upon achievement of performance conditions as provided in the 2020 Plan in cash or by issuance of the underlying common stock. These awards are subject to forfeiture before settlement in the event of failure to achieve certain performance conditions or termination of employment.

Stock Bonuses. Stock bonuses may be granted as additional compensation for past or future service or performance and, therefore, no payment will be required from a participant for any shares awarded under a stock bonus. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to us.

Change-in-Control. If we are party to a merger or consolidation, sale of all or substantially all our assets or similar change-in-control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, the successor company may issue, in place of outstanding shares held by a 2020 Plan participant, substantially similar shares or other property subject to repurchase obligations no less favorable to the participant. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire immediately before the transaction, and awards will be exercisable for a period of time determined by the administrator.

Amendment; Termination. The 2020 Plan will terminate 10 years from April 8, 2020, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend, suspend or terminate the 2020 Plan at any time, subject to compliance with applicable law.

Federal Income Tax Summary. The following is a brief summary of the principal federal income tax consequences to us and to an eligible person (who is a citizen or resident of the United States for U.S. federal income tax purposes) (a “Participant”) of awards that may be granted under the 2020 Plan. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The federal income tax consequences of an eligible person’s award under the 2020 Plan are complex, are subject to change and differ from person to person. Each person should consult with his or her own tax adviser as to his or her own particular situation.

This discussion is based on the Code, Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described herein will remain unchanged at the time that awards under the 2020 Plan are made.

A Participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option. At the time the participant exercises a non-qualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and we will then be entitled to a corresponding deduction.

A Participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her options or a portion thereof. Instead, he or she will be taxed at the time he or she sells the common stock purchased pursuant to the option. The Participant will be taxed on the excess of the amount for which he or she sells the stock over the price he or she had paid for the stock. If the Participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her upon exercise, the gain will be capital gain and we will not get a corresponding deduction. If the Participant sells the stock at a gain prior to that time, the difference between the amount the Participant paid for the stock and the lesser of the fair market value on the date of the exercise or the amount for which the stock is sold, will be taxed as ordinary income and we will be entitled to a corresponding deduction. If the Participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

A Participant generally will not recognize income upon the grant of a stock appreciation right or a restricted stock unit. At the time a Participant receives shares or cash payment under any such award, he or she generally will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the common stock received, less any amount paid for the stock, and we will then be entitled to a corresponding deduction. Upon a subsequent sale of the shares received under the stock appreciation right or restricted stock unit, if any, the difference between the amount realized on the sale and the Participant’s tax basis (the amount previously included in income) is generally taxable as a capital gain or loss, which will be short-term or long-term depending on the Participant’s holding time of such shares.

The taxation of restricted stock is dependent on the actions taken by the Participant. Generally, absent an election to be taxed currently under Section 83(b) of the Code, or an 83(b) election, there will be no federal income tax consequences to the Participant upon the grant of a restricted stock award. At the lapse of the restrictions or satisfaction of the conditions on the restricted stock, the Participant will recognize ordinary income equal to the fair market value of our common stock at that time. If the Participant makes an 83(b) election within 30 days of the date of grant, he or she will recognize ordinary income equal to the fair market value of our common stock at the time of grant, determined without regard to the applicable restrictions. If an 83(b) election is made, no additional income will be recognized by the Participant upon the lapse of the restrictions or satisfaction of the conditions on the restricted stock award. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the Participant, at the same time as the ordinary income is recognized by the Participant. Upon a subsequent sale of the formerly restricted stock, the difference between the amount realized on the sale and the Participant’s tax basis (the amount previously included in income) is generally taxable as a capital gain or loss, which will be short-term or long-term depending on the Participant’s holding time of such shares.

The tax consequences to Participants who receive performance-based awards depend on the particular type of award issued. Our ability to take a deduction for such awards similarly depends on the terms of the awards and the limitations of Section 162(m) of the Code, if applicable. Section 162(m) of the Code currently imposes a $1 million limit on the amount that a public company may deduct for compensation paid to an employee who is chief executive officer, chief financial officer, or another “covered employee” (as defined by Section 162(m)), or was such an employee beginning in any year after 2017. The Compensation Committee retains the discretion to establish the compensation paid or intended to be paid or awarded to the executive officers as the Compensation Committee may determine is in the best interest of us and our stockholders, and without regard to any limitation provided in Section 162(m). This discretion is an important feature of the Compensation Committee’s compensation practices because it provides the Compensation Committee with sufficient flexibility to respond to specific circumstances facing us.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table presents the outstanding stock options and compensatory warrants held by each of the named executive officers as of December 31, 2022. There were no direct stock awards, restricted stock units or stock appreciation rights outstanding at December 31, 2022. All pre-2020 “option” awards shown were initially issued as Qualigen, Inc. Series C Warrants, and became warrants exercisable instead for our common stock (at an adjusted exercise price) upon the Reverse Recapitalization Transaction. The share numbers and exercise prices in the table below reflect the reverse stock split, which was effected by the Company on November 23, 2022 (the “Reverse Stock Split”).

	Equity Awards
Name	Grant Date	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable		Exercise Price ($)	Expiration Date
Michael Poirier	7/11/2022	—	37,500	(1)	5.14	7/11/2032
	6/5/2020	66,667	33,333	(1)	51.30	6/5/2030
	9/22/2016	1,443	—		25.41	9/22/2026
	3/3/2015	2,214	—		25.41	3/2/2025
	8/2/2014	770	—		20.66	8/2/2024
	8/2/2014	2,214	—		20.66	8/2/2024
	1/31/2014	2,214	—		20.66	1/31/2024

Amy Broidrick	7/11/2022	—	13,000	(1)	5.14	7/11/2032
	12/8/2021	10,000	20,000	(1)	12.40	12/8/2031
	12/7/2020	10,000	5,000	(1)	35.20	12/7/2030
	8/27/2020	3,333	1,666	(1)	47.00	8/27/2030

Tariq Arshad	7/11/2022	—	10,200	(1)	5.14	7/11/2032
	12/8/2021	10,000	20,000	(2)	12.40	12/8/2031
	5/17/2021	3,333	6,666	(1)	18.00	5/17/2031

(1)	Shares underlying the stock option vest over three years in three equal annual installments from the date of grant.

(2)	Shares underlying the stock option vest over three years in three equal annual installments from the vesting commencement date of May 17, 2021.

Pay Versus Performance (PVP)

In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP, of our principal executive officer (“PEO”) and named executive officers for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company for each such fiscal year.

Pay versus Performance Table - Compensation Definitions

Salary, Bonus, Stock Awards, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table, or SCT, values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards,” with the table below describing the differences in how these awards are valued for purposes of SCT total and CAP:

	SCT Total	CAP
Stock Awards	Grant date fair value of stock awards granted during the year	Fair value of stock awards that are unvested as of the end of the year, or vested during the year

Pay Versus Performance Table

In accordance with the SEC’s new PVP rules, the following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2022 and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO named Executive Officers	Average Compensation Actually Paid to non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Loss Attributable to Qualigen Therapeutics, Inc. (millions)
2022	728,454	262,274	473,826	121,235	4.29	(18.6)
2021	742,279	(753,431)	811,499	609,691	38.21	(17.9)

The PEO in 2022 and 2021 is Michael Poirier, our Chairman and Chief Executive Officer. The Non-PEO named executive officers in 2022 and 2021 are Amy Broidrick, our President, Chief Strategy and Operating Officer and Tariq Arshad, our Chief Medical Officer and Senior Vice President. The CAP was calculated beginning with the named executive officers’ SCT total. The following amounts were then deducted from and added to the applicable SCT total compensation:

	SCT Total	Stock awards deducted from SCT	Increase for fair value of awards granted during the year that remain unvested as of year end	Decrease in fair value from prior year-end to current year-end for awards granted in prior years and unvested as of year end	Decrease in fair value from prior year-end to current year vesting date for awards granted in prior years	Total CAP
	(A)	(B)	(C )	(D)	(E )	A -B+C+D+E
PEO
2022	728,454	(145,274)	31,387	(218,695)	(133,598)	262,274
2021	742,279	-	-	(1,236,534)	(259,176)	(753,431)

Average Non-PEO NEO
2022	473,826	(44,936)	9,709	(218,541)	(98,823)	121,235
2021	811,499	(363,370)	314,858	(104,300)	(48,997)	609,691

The fair value of stock options reported for CAP purposes in columns (B), (C), (D) and (E) above was estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards granted during 2022 were as follows: volatility 103%, expected life 5.99 years, expected dividend yield 0%, risk-free rate 3.04%. The assumptions used in estimating fair value for awards granted during 2021 and prior were as follows: volatility 102%, expected life 5.99 years, expected dividend yield 0%, risk-free rate 0.42% - 1.43%.

Analysis of Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PVP table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the PVP table.

Compensation Actually Paid and Cumulative Total Stockholder Return

During 2021 and 2022, compensation actually paid to our PEO increased from ($753,431) in 2021 to $262,274 in 2022 for Mr. Poirier, and average compensation actually paid to our named executive officers other than our PEO decreased from $609,691 in 2021 to $121,235 in 2022. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2020 decreased by $61.79 to $38.21 during 2021, and further decreased by $34.12 to $4.09 during 2022, for a total decrease over 2021 and 2022 of $95.91.

Compensation Actually Paid and Net Loss

During 2021 and 2022, compensation actually paid to our PEO increased from ($753,431) in 2021 to $262,274 in 2022 for Mr. Poirier, and average compensation actually paid to our named executive officers other than our PEO decreased from $609,691 in 2021 to $121,235 in 2022. Over the same period, our net loss decreased by $1.6 million during 2021 (from a net loss in 2020 of $19.5 million to a net loss in 2021 of $17.9 million), and increased by $0.7 million during 2022 (from a net loss in 2021 of $17.9 million to a net loss in 2022 of $18.6 million).

Hedging or Offsetting Against Compensatory Securities

We have adopted a policy that our employees (including officers) and directors shall not purchase securities or other financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted as compensation to, or held directly or indirectly by, those persons.

Compensation of Directors

For 2022, our non-employee directors received $35,000 in cash for their services. The Audit Committee chair received additional cash compensation of $15,000 and the other Board committee chairs received additional cash compensation of $10,000. Each non-chair member of each Board committee received additional cash compensation of $7,500 (Audit Committee) and $5,000 (other Committees). Non-employee directors each received a grant of 4,000 stock options (adjusted for the Reverse Stock Split) during 2022.

On January 13, 2023, the Board of Directors, as part of certain cost-cutting measures, approved a temporary 20% reduction to the compensation of all directors of the Company effective January 1, 2023.

Compensation paid to Mr. Poirier and to Ms. Broidrick is presented as part of the “Summary Compensation Table” above, rather than here. Our employee directors do not receive compensation for their service as directors.

Name of Director	Fees Earned and Paid in Cash ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Richard David	54,167	15,496	—	69,663
Sidney Emery, Jr.	62,292	15,496	—	77,788
Matthew Korenberg	56,875	15,496	—	72,371
Kurt Kruger	54,167	15,496	—	69,663
Ira Ritter	—	15,496	80,000	95,496

(1)	The amounts reported in this column reflects the aggregate grant date fair value of the option awards granted during the year ending December 31, 2022, computed in accordance with ASC 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2023. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Represents amounts paid for consulting services.

Equity Compensation Plan Information

The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2022:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	608,012	$35.02	147,690
Equity compensation plans not approved by stockholders (1)	179,046	$9.12	—
Total	787,058	$29.13	2,809,157

(1) Consists of shares of common stock issuable upon the exercise of compensatory warrants granted to service providers.

OWNERSHIP OF THE COMPANY

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 15, 2023 by:

●	our named executive officers;

●	our directors;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days after May 15, 2023, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of beneficial ownership of our common stock is calculated based on an aggregate of 5,052,463 shares outstanding as of May 15, 2023.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Qualigen Therapeutics, Inc., 2042 Corte Del Nogal, Carlsbad, California 92011 USA.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Alpha Capital Anstalt (1)	555,155	9.99%

Executive Officers, Directors and Director Nominees
Michael Poirier (2)	96,543	1.9%
Amy Broidrick (3)	26,784	*
Tariq Arshad (4)	13,334	*
Richard David (5)	4,219	*
Sidney Emery, Jr. (6)	5,302	*
Matthew Korenberg (7)	3,334	*
Kurt Kruger (8)	6,019	*
Ira Ritter (9)	3,738	*

All current executive officers and directors as a group (11 persons)(10)	208,293	4.0%

* Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Includes shares of common stock issuable upon the exercise of warrants; Alpha Capital Anstalt would not be permitted to convert or exercise all or any portion of its warrants to the extent that such conversion or exercise would result in Alpha Capital Anstalt (and its affiliates) beneficially owning more than 9.99% of the number of shares of Qualigen common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion/exercise. Konrad Ackermann has voting and investment power over the shares held by Alpha Capital Anstalt.

(2)	Includes 66,667 shares of common stock exercisable within 60 days under outstanding stock options and 8,855 shares of common stock exercisable within 60 days under outstanding warrants.

(3)	Includes 23,334 shares of common stock exercisable within 60 days under outstanding stock options.

(4)	Includes 13,334 shares of common stock exercisable within 60 days under outstanding stock options.

(5)	Includes 3,334 shares of common stock exercisable within 60 days under outstanding stock options and 885 shares of common stock exercisable within 60 days under outstanding warrants.

(6)	Includes 3,334 shares of common stock exercisable within 60 days under outstanding stock options.

(7)	Includes 3,334 shares of common stock exercisable within 60 days under outstanding stock options.

(8)	Includes 3,334 shares of common stock exercisable within 60 days under outstanding stock options and 885 shares of common stock exercisable within 60 days under outstanding warrants.

(9)	Includes 3,334 shares of common stock exercisable within 60 days under outstanding stock options. Also includes shares of common stock held in a retirement plan trust of which Ira Ritter and his spouse are trustees; and also includes shares beneficially owned by Stonehenge Partners. As a managing partner of Stonehenge Partners, Ira Ritter may be deemed the beneficial owner of these shares.

(10)	Includes 160,005 shares of common stock exercisable within 60 days under outstanding stock options and 18,391 shares of common stock exercisable within 60 days under outstanding warrants.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2022. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. The Company has identified Matthew Korenberg as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K; this identification does not constitute a determination that other members of the Audit Committee would not also be able to qualify as an “audit committee financial expert.” The Audit Committee has sole authority to appoint and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

Our management has the primary responsibility for the preparation, presentation, and integrity of our financial statements and the accounting and reporting process, including the systems of internal controls and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s responsibility is to independently monitor and review the financial reporting processes of the Company. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and our independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that our independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the Audit Committee, management, and our independent registered public accounting firm.

In fulfilling the Audit Committee’s oversight responsibilities, the Audit Committee members reviewed and discussed the audited financial statements for the year ended December 31, 2022, with our management and the independent registered public accounting firm.

The Audit Committee also discussed with our independent registered public accounting firm matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC, and appointed Baker Tilly US, LLP as our independent registered public accounting firm for fiscal year 2023.

Kurt Kruger, Chair of the Audit Committee
Sidney Emery, Jr.
Matthew Korenberg

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly US, LLP (“Baker Tilly”) serves as the Company’s independent registered public accounting firm and has served in that capacity since June 2018.

The Audit Committee considered the independence of Baker Tilly and whether the audit services Baker Tilly provided to the Company are compatible with maintaining that independence. The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during 2022 or 2021.

Fees and Services of Baker Tilly US, LLP

The following table sets forth the aggregate fees billed to the Company by Baker Tilly for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$411,362	$267,020
Audit-Related Fees	—	—
Tax Fees (2)	35,050	25,175
All Other Fees	—	—
Total	$446,412	$292,195

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, as well as fees for quarterly reviews and registration statements.

(2)	These fees were incurred for professional services rendered in connection with tax compliance, tax advice, and tax planning. These services included income tax compliance and related tax services.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.

For the years ended December 31, 2022 and 2021, all audit services and the corresponding fees were approved by our Audit Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected. Properly submitted proxies will be voted “FOR” the election as directors of the seven persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

Nominees for the Board of Directors

The Board of Directors has nominated Michael Poirier, Amy Broidrick, Richard David, Sidney Emery, Jr., Matthew Korenberg, Kurt Kruger and Ira Ritter for election as directors. Information regarding the business experience of each nominee and his or her service on boards of directors of other public companies may be found under the section of this proxy statement entitled “Board of Directors and Corporate Governance — The Board of Directors.”

Our Board of Directors has determined that, except for Michael Poirier and Amy Broidrick who are employees of the Company), as of the date of this proxy statement, each director nominee qualifies as an “independent” director under Nasdaq’s continued listing requirements. The Board of Directors based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

The seven nominees for director who receive the highest number of votes “FOR” election by holders of our common stock will be elected as directors, provided that a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the Named Proxies will vote properly executed proxies timely received “FOR” each of director nominees Michael Poirier, Amy Broidrick, Richard David, Sidney Emery, Jr., Matthew Korenberg, Kurt Kruger and Ira Ritter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF Michael Poirier, Amy Broidrick, Richard David, Sidney Emery, Jr., Matthew Korenberg, Kurt Kruger and Ira Ritter as directors.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Overview

Baker Tilly US, LLP currently serves as our registered public accounting firm, and that firm conducted the audit of our accounts for the fiscal years ended December 31, 2022 and 2021. The Audit Committee has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board of Directors is asking stockholders to ratify that appointment. Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, the Board of Directors considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Baker Tilly US, LLP for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the appointment of Baker Tilly US, LLP, the Audit Committee and the Board of Directors will reconsider the appointment of such firm as our independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

We do not expect a representative of Baker Tilly US, LLP to be present at the Annual Meeting.

Vote Required

The affirmative vote of a majority of the votes cast by shares of our common stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Baker Tilly US, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares. Unless otherwise instructed, duly signed and returned proxies will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF Baker Tilly US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3

ALPHA STOCK ISSUANCE PROPOSAL

The Company is seeking approval from its stockholders, for purposes of complying with Nasdaq Listing Rule 5635(d), to issue to Alpha more than 20% of its issued and outstanding common stock pursuant to the terms and conditions of (a) the 8% Senior Convertible Debenture Due December 22, 2025 in favor of Alpha, and (b) the Company’s common stock purchase warrant dated December 22, 2022 issued to Alpha.

Alpha Securities Offering

On December 21, 2022, the Company entered into a Securities Purchase Agreement with Alpha (the “Purchase Agreement”), pursuant to which it agreed to issue to Alpha, an 8% Senior Convertible Debenture (the “Debenture”) in the aggregate principal amount of $3,300,000 for a purchase price of $3,000,000 and a common stock purchase warrant (the “Warrant”) to purchase a number of shares of the common stock of the Company (the “Warrant Shares”), equal to the number of shares issuable upon conversion of the Debenture as of the closing date (the “Conversion Shares and, together with the Warrant Shares, and any other shares of common stock of the Company that may otherwise become issuable pursuant to the terms of the Debenture and/or the Warrant, the “Underlying Shares”).

The transactions contemplated by the Purchase Agreement closed on December 22, 2022 (the “Closing Date”), at which time the Company delivered to Alpha the Debenture and the Warrant (the “Transaction”). The Debenture will be convertible, at any time, and from time to time, at Alpha’s option, into Conversion Shares, at a price equal to $1.32 per share, subject to adjustment as described in the Debenture (the “Conversion Price”) and the other terms and conditions described in the Debenture, including the Company’s receipt of the necessary stockholder approvals. The exercise price of the Warrant (the “Exercise Price”) is $1.65 (equal to 125% of the Conversion Price of the Debenture on the Closing Date). The Warrant entitles Alpha to purchase up to 2,500,000 Warrant Shares and may be exercised by Alpha, in whole or in part, at any time on or after June 22, 2023 and before June 22, 2028, subject to the terms and conditions described in the Warrant, including the Company’s receipt of the necessary stockholder approvals.

The proceeds from the Transaction will be dedicated to the Company’s efforts of advancing its QN-302 Investigative New Drug candidate towards clinical trials and other working capital purposes.

Commencing June 1, 2023 (the “Initial Monthly Redemption Date”) and continuing on the first day of each month thereafter until the earlier of (i) December 22, 2025 and (ii) the full redemption of the Debenture (each such date, a “Monthly Redemption Date”), the Company must redeem $110,000 plus accrued but unpaid interest, liquidated damages and any amounts then owing under the Debenture (the “Monthly Redemption Amount”). The Monthly Redemption Amount must be paid in cash; provided that after the first two monthly redemptions, the Company may elect to pay all or a portion of a Monthly Redemption Amount in shares of common stock of the Company, based on a Conversion Price equal to the lesser of (i) the then Conversion Price of the Debenture and (ii) 85% of the average of the VWAPs (as defined in the Debenture) for the five consecutive trading days ending on the trading day that is immediately prior to the applicable Monthly Redemption Date, subject to the Equity Conditions (as defined in the Debenture) having been satisfied, including the Company’s receipt of the necessary stockholder approvals. The Company may also redeem some or all of the then outstanding principal amount of the Debenture at any time for cash in an amount equal to 105% of the then outstanding principal amount of the Debenture being redeemed plus accrued but unpaid interest, liquidated damages and any amounts then owing under the Debenture, subject to the Equity Conditions having been satisfied.

The Debenture accrues interest at the rate of 8% per annum, which does not begin accruing until December 1, 2023, and will be payable on a quarterly basis. Interest may be paid in cash or shares of common stock of the Company or a combination thereof at the option of the Company; provided that interest may only be paid in shares if the Equity Conditions have been satisfied, including the Company’s receipt of the necessary stockholder approvals.

Both the Debenture and the Warrant provide for adjustments to the Conversion Price and Exercise Price, respectively, in connection with stock dividends and splits, subsequent equity sales and rights offerings, pro rata distributions, and certain fundamental transactions. Both the Debenture and the Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Alpha upon 61 days’ notice to the Company.

Pursuant to the terms of the Purchase Agreement, the Company filed a resale registration statement on Form S-3 (No. 333-269088) with the SEC on December 30, 2022 (the “Resale S-3”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale or other disposition from time to time by Alpha of up to an aggregate of 5,157,087 Underlying Shares.

Why We Are Seeking Stockholder Approval

As a result of our listing on The Nasdaq Capital Market, issuances of shares of Company common stock are subject to the Nasdaq Marketplace Rules, including Nasdaq Rule 5635(d) (the “Nasdaq 20% Rule”). Pursuant to the Nasdaq 20% Rule, stockholder approval is required prior to the issuance of shares in a transaction, other than a public offering (as interpreted under the Nasdaq 20% Rule), involving the sale, issuance, or potential issuance by the Company of common stock that equals 20% or more of the Company’s common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Company’s common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

The issuance of Underlying Shares to Alpha pursuant to the Debenture and Warrant is not a public offering under the Nasdaq 20% Rule and does not otherwise satisfy the minimum price requirements of that rule. Accordingly, the Company may not issue more than 841,726 shares of Company common stock (the “Maximum Shares”), representing 20% of the Company’s outstanding shares of common stock on the date the Purchase Agreement was signed, to Alpha without the requisite stockholder approval (the “Stockholder Approval”).

In recognition of the Nasdaq 20% Rule, the Purchase Agreement prohibits the Company from issuing any shares of Company common stock (i) upon conversion of the Debenture, (i) exercise of the Warrant, (iii) in satisfaction of the Monthly Redemption Amount under the Debenture or (iv) as interest under the Debenture, which, when aggregated with all other Underlying Shares would exceed the Maximum Shares, which shares have already been issued to Alpha. According, as of the date of this proxy statement, no additional shares of Company common stock may be issued to Alpha under the Debenture or the Warrant without the Stockholder Approval.

Additionally, unless the Stockholder Approval has been obtained and deemed effective, neither the Company nor any subsidiary may make any issuance of Company common stock or common stock equivalents which would cause any adjustment of the Conversion Price of the Debenture to the extent Alpha would not be permitted, pursuant to the terms of the Debenture to convert the Debentures or exercise the Warrant in full, ignoring for such purposes the other conversion or exercise limitations therein.

The terms of the Purchase Agreement require the Company to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practical date after the Initial Monthly Redemption Date for the purpose of obtaining stockholder approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and to solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals included in such proxy statement. Furthermore, if the Company does not obtain the required stockholder approval at the first meeting of stockholders, the Company is required to call a meeting every four months thereafter to seek the requisite stockholder approval until the earlier of the date the requisite stockholder approval is obtained or the Debenture is no longer outstanding.

Accordingly, in order to comply with the Nasdaq 20% Rule and to satisfy conditions under the Purchase Agreement, Debenture and Warrant (collectively, the “Alpha Transaction Documents”), we are seeking stockholder approval to permit issuance of more than 20% of our common stock to Alpha pursuant to the terms and conditions of the Alpha Transaction Documents.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve this Proposal 3, we will be unable to issue more than the Maximum Shares of Company common stock to Alpha pursuant to the Alpha Transaction Documents, which shares have already been issued, and we would be required to repay the Monthly Redemption Amounts and interest payments under the Debenture in cash. At present, we do not believe that we have or will have sufficient cash to repay the Debenture through its maturity date. Consequently, if Underlying Shares are not available and we are not able to refinance the Debenture, we may default on the Debenture.

Upon the occurrence of an event of default as described in the Debenture (an “Event of Default”), the outstanding principal amount of the Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, would become, at Alpha’s election, immediately due and payable in cash at the Mandatory Default Amount (as defined below). Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Debenture, the interest rate on the Debenture will accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 105% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest thereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

Additionally, as noted above, under the terms of the Purchase Agreement, if we do not receive the Stockholder Approval at the Annual Meeting, we will be required to call a meeting every four months thereafter to seek the Stockholder Approval until the earlier of the date the Stockholder Approval is obtained or the Debenture is no longer outstanding, which could result in significant additional costs to the Company.

Effect of Stockholder Approval; Dilution

Upon obtaining the Stockholder Approval requested in this Proposal 3, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of Company common stock to Alpha under the Alpha Transaction Documents. If this Proposal 3 is approved by our stockholders, we would be able to issue more Company common stock to Alpha under the Alpha Transaction Documents. The maximum number of shares of common stock that we may issue to Alpha would fluctuate from time to time based on the Conversion Price of the Debenture, which is subject to adjustment from time to time which may result in the potential issuance of additional Conversion Shares, the Exercise Price of the Warrant, which is subject to adjustment from time to time which may result in the potential issuance of additional Warrant Shares, the price of the Company’s common stock and the remaining amount due under the Debenture. Based on the closing sale price of the Company’s common stock as reported on Nasdaq on May 12, 2023, the total number of Underlying Shares issuable under the Alpha Transaction Documents is 4,574,695 shares of Company Common Stock.

The additional Underlying Shares that we could issue to Alpha will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility. Each addition share of common stock that would be issuable to Alpha would have the same rights and privileges as each share of our currently authorized common stock.

Vote Required

The affirmative vote of a majority of the votes cast by shares of our common stock present in person or represented by proxy at the Annual Meeting is required to approve the Alpha Stock Issuance Proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, duly signed and returned proxies will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ALPHA STOCK ISSUANCE PROPOSAL.

PROPOSAL 4

APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Overview

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers, or a “say on pay” proposal, as described in greater detail below.

Summary

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “2010 Act”), our stockholders are entitled to vote at the Annual Meeting on a proposal to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Pursuant to the 2010 Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors or on its compensation committee.

The primary objective of our executive compensation program is to compensate fairly our executive officers in a manner that will attract and retain talented executives with the skills needed to manage a demanding business, while creating long-term value for our stockholders. When designing our executive compensation program for 2022, the Compensation Committee considered a number of factors, including peer group and market survey data and our business objectives.

For additional information about our executive compensation program, please refer to the section of this proxy statement entitled “Executive and Director Compensation” and the related compensation tables, notes and narrative discussion.

The Compensation Committee and the Board of Directors believe that our executive compensation program is reasonable, competitive and aligned with our performance and the performance of our executives, and works to align our executives’ interests with the interests of the stockholders.

Proposal; Recommendation of the Board of Directors

In accordance with applicable proxy regulations, we are asking our stockholders to approve the following non-binding, advisory resolution on our named executive officer compensation as disclosed in this proxy statement:

“RESOLVED, that the Qualigen Therapeutics, Inc. stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as described in the “Executive and Director Compensation” section (including the related compensation tables, notes and narrative discussion) of the proxy statement for the Qualigen Therapeutics, Inc. 2023 Annual Meeting of Stockholders.”

Effect of Proposal

The resolution above reflects a non-binding, advisory proposal. The approval or disapproval of this Proposal 4 by stockholders will not require our Board of Directors or its Compensation Committee to take any action regarding our executive compensation practices. The final determination of the compensation of our executive officers remains with our Board of Directors and its Compensation Committee. Our Board of Directors and Compensation Committee, however, value the opinions of our stockholders as expressed through their votes, as well as through other communications with us. Although the resolution is non-binding, our Board of Directors and Compensation Committee will carefully consider the outcome of this advisory vote, as well as stockholder opinions received from other communications, when making future executive compensation decisions.

Vote Required

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the “Executive and Director Compensation” section of this proxy statement requires the affirmative vote of majority of the votes cast by the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, duly signed and returned proxies will be voted “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this proxy statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the materials for this Annual Meeting or any future annual meeting to any stockholder who contacts the Company’s Chief Financial Officer by writing to Qualigen Therapeutics, Inc., 2042 Corte Del Nogal, Carlsbad, California 92011, or by calling (760) 918-9165. If a stockholder is receiving multiple copies of proxy materials at the stockholder’s household and would like to receive just a single copy of the proxy statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Chief Financial Officer to request mailing of a single copy of the proxy statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this proxy statement, extensive information about the Company can be found on its website located at www.qualigeninc.com including information about its management team, products and services and its corporate governance practices. The content on our website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this proxy statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

Our principal executive office is located at 2042 Corte Del Nogal, Carlsbad, California 92011.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxies by our Board of Directors, Michael Poirier and Christopher Lotz (the “Named Proxies”), will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the Named Proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The expenses of soliciting proxies will be paid by Qualigen. Following the original mailing of the soliciting materials, Qualigen and its agents may solicit proxies by mail, electronic mail, telephone, by other similar means or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original mailing of the soliciting materials, Qualigen will request brokerage firms, banks or other nominees to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. We do not currently plan to retain a proxy solicitor to assist in the solicitation of proxies.

Q:	May I propose nominees for election to the Board of Directors at next year’s annual meeting of stockholders?

A:

Yes, our bylaws establish an advance notice procedure for stockholders to make nominations for the position of director at an annual meeting. Director nominee proposals for the 2024 Annual Meeting of Stockholders will not be considered timely unless such proposals are received by us no later than April 14, 2024 (the 90th day before the first anniversary of the Annual Meeting) and no earlier than March 15, 2024 (the 120th day before the first anniversary of the Annual Meeting) in accordance with our bylaws. Any proposal to nominate a director to our Board of Directors must set forth the information required by our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 14, 2024.

Q:	May I propose other business proposals for consideration at next year’s annual meeting of stockholders?

A:	Yes, you may submit other business proposals for consideration at next year’s Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2024 Annual Meeting of Stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before the first anniversary of the mailing date of the proxy materials for the Annual Meeting (or by _____, 2024 for the 2024 Annual Meeting of Stockholders).

A business proposal submitted by a stockholder pursuant to our bylaws and outside of the process of Rule 14a-8 for the 2024 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us no later than April 14, 2024 (the 90th day before the first anniversary of the Annual Meeting) and no earlier than March 15, 2024 (the 120th day before the first anniversary of the Annual Meeting) in accordance with our bylaws. Any business proposal must set forth the information required by our bylaws. The proxy to be solicited on behalf of our Board of Directors for the 2024 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2024 Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Michael S. Poirier
Michael S. Poirier
Chairman and Chief Executive Officer

QUALIGEN THERAPEUTICS, INC.
2042 CORTE DEL NOGAL
CARLSBAD, CA 92011

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18358-P94386

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

QUALIGEN THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For	Withhold
1. Election of directors:		
1a. Michael Poirier	☐	☐
1b. Amy Broidrick	☐	☐
1c. Richard David	☐	☐
1d. Sidney Emery, Jr.	☐	☐
1e. Matthew Korenberg	☐	☐
1f. Kurt Kruger	☐	☐
1g. Ira Ritter	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Baker Tilly US, LLP as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. Approval of the issuance to Alpha Capital Anstalt of Company common stock in an amount exceeding 20% of the outstanding shares.	☐	☐	☐
4. To approve on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

AND, in their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V18359-P94386

QUALIGEN THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
July 13, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Qualigen Therapeutics, Inc., a Delaware corporation (the "Company"), acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated June 2, 2023, revokes all prior proxies, and appoints **Michael Poirier and Christopher Lotz**, or either of them, proxies for the undersigned to vote all shares of the Company which the undersigned both (a) held of record at the close of business on May 22, 2023 and (b) would be entitled to vote at the Annual Meeting of Stockholders to be held on July 13, 2023, and any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. **IF THIS PROXY IS SIGNED AND RETURNED AND NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.**

Continued and to be signed on reverse side